THIS WARRANT, AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (SECURITIES). THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED, SOLD, AGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO
(A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW, (B) AN OPINION OF COUNSEL. IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR (C) RULE 144 UNDER THE SECURITIES ACT.

                                                               Right to Purchase
                                                   ______ Shares of Common Stock
                                                                $0.001 Par Value

Date: _______, 1998

                         QUERYOBJECT SYSTEMS CORPORATION
                          COMMON STOCK PURCHASE WARRANT

                  THIS CERTIFIES THAT, for value received, ______________ or its registered assigns ("Holder"), is entitled to purchase from QUERYOBJECT SYSTEMS CORPORATION, a Delaware corporation ("Company"), at any time or from time to time until 5.00 p.m., New York City time on the "Expiration Date" (as defined below) ________________________ (___________________) fully paid and non-assessable shares of the Company's common stock, par value $0.001 per share (Common Stocks). Each Warrant will entitle the holder thereof to purchase 2.5 shares of Common Stock for an initial per-share exercise price ("Exercise Price") of $____________. The number of shares of Common Stock issuable upon exercise hereunder (warrant Shares) and the Exercise Price herein are subject to adjustment as provided in Section 3 hereof. The term "Warrants" means this Warrant and the other warrants of the Company issued in the Company's private offering ("Private Offering") made pursuant to the Confidential Term Sheet dated as of September ___, 1998.

                  This Warrant is subject to the following terms, provisions and conditions:

                  1. Manner of Exercise; Issuance of Certificates; Payment for Shares.

                           1.1      Exercise Notice.  Subject to the provisions
hereof, this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant, together with (i) a completed exercise notice in the form attached hereto as Exhibit 1 ("Exercise Notice"), to the Company on or before 5:00 p.m. New York City time on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof) and (ii) payment to the Company in cash, by check or by wire transfer for the account of the Company, of the Exercise Price for each of the Warrant Shares specified in the Exercise Notice. The Warrant Shares so purchased shall be deemed to be issued to the Holder hereof or such Holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been so surrendered, the completed Exercise Notice shall have been delivered and payment shall have been made for such shares as set forth above.

                           1.2   Delivery of Certificates.  Certificates for the
Warrant Shams so purchased, representing the aggregate number of shares specified in the Exercise Notice, shall be delivered to the Holder hereof within a reasonable time, not exceeding five business days, after this Warrant shall have been so exercised and collection of Holder's payment. The certificates so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

                  Subject to Section 1.5 hereof, upon delivery of an Exercise Notice and payment for the Warrant Shares to be purchased thereby, the Company's obligation to deliver certificates for such Warrant Shares shall be absolute and unconditional and the Company agrees not to assert (and hereby waives to the fullest extent permitted by law) any defenses against ifs obligation to so deliver such certificates. In the event the Company fails to deliver such certificates, the Company understands that the Holder will be entitled to pursue actual damages (whether or not such failure is caused by the Company's failure to maintain a sufficient number of authorized shares of Common Stock), and each Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance or injunctive relief).

                           1.3      [Reserved]

                           1.4     Period of Exercise.  This Warrant shall be
exercisable ("Warrant Period") at any time on or after the date hereof and prior to 5:00 p.m. New York City time on September ___, 2001 ("Expiration Date").

                           1.5     Rights of Recision.  Any Holder that delivers
to the Company an Exercise Notice at any time during the period beginning on the date the Company first mails notice to the Holders of Warrants of any contemplated "Corporate Event" (as defined in

Section 2.4 hereof) and the day immediately prior to the date the Corporate Event is to be effected or consummated, shall have the absolute right, in his discretion, if the Corporate Event is not effected or consummated as contemplated, to rescind his Exercise Notice by written notice delivered to the Company within 10 days after the date on which the Company delivers notice to such Holder of the cancellation of the Corporate Event. Such notice of cancellation shall be delivered by the Company to each Holder within three days of the cancellation of any contemplated Corporate Event.

                  2. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

                           2.1      Shares to be Fully Paid.  All Warrant Shares
will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and non-assessable and free from all taxes, liens, claims and encumbrances.

                           2.2      Reservation of Shares.  During the Warrant
Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

                           2.3      No Impairment.  The Company will not, by
amendment of its charter or through a reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of al such action as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant.

                  2.4 Events Requiring Notice to Holders. The Company shall be required to give the notice to a Holder upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive any dividend or distribution or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the

Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company, or a sale of all or substantially all of its property, assets or business, or a merger or consolidation with another entity in which the Company is either not the surviving entity or is the surviving entity, but the owners d the Company's voting capital stock immediately prior to such merger continue to hold at least 50% of the voting securities of the Company after the merger (each such event being referred to as a "Corporate Event"). The Company shall give written notice of such Corporate Event to each Holder of a Warrant at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to the benefit of, or to participate in, or to vote on such Corporate Event. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

                  3. Adjustment Provisions. During the Warrant Period, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this
Section 3.

                           3.1   Exercise Price Adjustments.  The Exercise Price
shall be subject to adjustment from time to time as follows:

                   3.1.1 Adjustment Due to Stock Split, Stock
Dividend, Etc. If at any time when any Warrants are issued and outstanding, (i) the number of outstanding shares of Common Stock, as a class, is increased by a stock split, stock dividend, reclassification or other similar event, the Exercise Price shall be proportionately reduced; and (ii) if the number of outstanding shares of Common Stock, as a class, is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Exercise Price shall be proportionately increased.

                                    3.1.2  [Reserved].

                           3.2     Adjustment in the Aggregate Number of Shares.
Upon each  adjustment of the Exercise  Price  pursuant to the provisions of this
Section 3, the aggregate number of Warrant Shares issuable upon the exercise of Warrants shall be adjusted to the nearest full number by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                           3.3     Adjustment Due to Mergers, Consolidation etc.
If, at any time when any Warrants are issued and outstanding, there shall be (each of the following being referred to as a "Merger Event") (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination described in Section 3.1.1 above), (ii) any consolidation or merger of the Company with any other corporation (other than a merger in which the Company is the surviving or continuing entity and the owners of the Company's voting capital stock immediately prior to such merger continue to hold at least 50% of the voting securities of the Company after the merger),
(iii) any sale or transfer of all or substantially all of the assets of the Company or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then the Holders of Warrants shall thereafter have the right to receive upon exercise of their Warrants, upon the basis and upon the Arms and conditions specified herein and in lieu of shares of Common Stock, such shares of stock, securities and other property as would have been issuable or payable in connection with the Merger Event with respect to or in exchange for the number of shares of Common Stock immediately theretofore issuable and receivable upon the exercise of the Warrants held by such Holders had such Merger Event not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Warrants to the effect that the provisions hereof (including, without limitation, provisions for adjustment of the Exercise Price and the corresponding number of shares of Common Stock issuable upon exercise of the Warrants) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise thereof. The Company shall not effect any transaction described in this Section 3.3 unless (x) each Holder of the Warrants has been mailed written notice of such transaction at least 20 days prior to the record date for the determination of stockholders entitled to vote with respect thereto, and (y) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of this subsection 3.1.3. The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                           3.4      Adjustment for Other Events.  If any event
occurs as to which the foregoing provisions of this Section 3 are not strictly applicable or, if strictly applicable, would not fairly and adequately protect the exercise rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, to protect such exercise rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock issuable upon exercise of any Warrants.

                  4.       [Reserved]

                  5. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder of this Warrant or such Warrant Shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder of this Warrant.

                  6. No Rights or Liabilities as Stockholder. The Holders of unexercised Warrants are not entitled, by virtue of being such Holders, to receive dividends, to vote, and except as provided in Section 2.4 hereof, to receive notice of stockholders' meetings or to exercise any other rights whatsoever as stockholders of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder hereof to exercise this Warrant for Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  7.       Transfer, Exchange, and Replacement of Warrant.

                           7.1      Transfer.

                  7.1.1 Restriction on Transfer. This Warrant and the rights granted to the Holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto as Exhibit 2, at the office or agency of the Company referred to in Section 7.5 below; provided, however, that any transfer or assignment shall be subject to the transferee agreeing to be bound by Section ______ of the Subscription Agreement executed in connection with the Private Offering ("Subscription Agreements"). Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered Holder hereof as the owner and Holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

                  7.1.2 Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer or exchange that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion of counsel shall be reasonably acceptable to the Company) to the effect that such exercise, transfer or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws.

                  7.2 Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company referred to in Section 7.5 below, for new Warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of Warrant Shares which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder hereof at the time of such surrender.

                  7.3 Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                  7.4 Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other then legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 7.

                  7.5 Warrant Register. The Company shall maintain, at its principal executive offices (or at the offices of the transfer agent for the Warrants or such other office or agency of the Company as it may designate by notice to the Holder hereon, a register for this Warrant ("Warrant Register"), in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

                  8. Registration Rights. The Holder of this Warrant and any transferee hereof is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in Section ___ of the Subscription Agreement.

                  9.       Redemption.

                           9.1    Redemption Rights.  The Company may redeem all
(but not less than all) of the Warrants at any time after the registration statement filed in connection with the Company's initial public offering ("Registration Statement") is declared effective, at the price of $.01 per Warrant, upon notice referred to in Section 9.2, provided that (i) the Warrant Shares have been registered for resale by means of the Registration Statement or any other registration statement; (ii) the Registration Statement is current and effective at the time the aforementioned notice is sent and through the redemption period; and (iii) the last sale price of the Common Stock has been at least 320% of the then Exercise Price on twenty (20) of the thirty consecutive trading days ending on the third business day prior to the day on which notice of redemption is given.

                           9.2 Date Fixed for Redemption;  Notice of Redemption.
In the event the Company shall elect to redeem all of the Warrants, the Company shall fix a date for the redemption and mail a notice of redemption by first class mail, postage prepaid, not less than 30 days from the date fixed for redemption to the Holders of the Warrants at their last address as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered Holder received such notice.

                           9.3 Exercise After Notice of Redemption. The Warrants
may be exercised in accordance with Section 1 of this Agreement at any time after notice of redemption shall have been given by the Company pursuant to
Section 9.2 hereof and prior to the time and date fixed for redemption. On and after the redemption date, the Holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the redemption price.

                  10.      Miscellaneous.

                           10.1 Notices. Any notices required or permitted to be
given under me terms of this Warrant shall be in writing and shall be sufficiently given if delivered to the addressees in person by overnight courier service, by confirmed facsimile or, if mailed, postage prepaid certified mail (return receipt requested), and shall be effective three days after being placed in the mail if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:

                  QueryObject Systems Corporation
                  60 Charles Lindbergh Blvd.
                  Uniondale, New York 11553
                  Attn:  Dan Pess, Senior Vice President
                  Telecopy: (516) 228-8584
                  with a copy to:

                  Olshan Grundman Frome & Rosenzweig LLP
                  505 Park Avenue
                  New York, New York 10022
                  (212) 753-7200
                  Attn:  David I. Adler, Esq.

                  and

                  Graubard Mollen & Miller
                  600 Third Avenue
                  New York, New York 10016-2097
                  Attn: David Alan Miller, Esq.
                  Telecopy: (212) 818-8881

and if to the Holder, at such address as such Holder shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 10.

                           10.2 Governing Law;  Jurisdiction.  This Warrant will
be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company and the Holder each hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding and the Company further agrees to accept and acknowledge service or any and all process which may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any suit, action or proceeding.

                           10.3  Amendments.  This  Warrant  and  any  provision
hereof may only be amended by an instrument in writing signed by the Company and the Holder hereof.

                           10.4 Section  Headings.  Section headings herein have
been inserted for reference only and shall not be deemed to otherwise affect, in any matter, or be deemed to interpret in whole or part, any of the terms or provisions of this Warrant.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                         QUERYOBJECT SYSTEMS CORPORATION


                         By:____________________________
                            Name:
                            Title:

                                                                       EXHIBIT 1


Form to be used to exercise Warrant:

                                 EXERCISE NOTICE

QueryObject Systems Corporation
60 Charles Lindbergh Blvd.
Uniondale, New York 11553
Attn:________________, President


Date:_________________

                  The undersigned hereby elects to purchase ______ shares of the Common Stock of QueryObject Systems Corporation, pursuant to terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

                  Please issue the Warrant Shares in accordance with the instructions given below.

                  Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below:


                                                 -------------------------------
                                                       Signature



                                                 ------------------------------
                                                        Print Name


                           NOTICE:  The  signature  to his form must  correspond
with the name an written upon the Ace of the within Warrant in every particular without alteration or enlargement or any change whatsoever.


                  INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name
     ---------------------------------------------------------------------------
                            (Print in Block Letters)


Address
        ------------------------------------------------------------------------

                                                                       EXHIBIT 2

Form to be used to assign Warrant:

                                   ASSIGNMENT

                  (To be executed by the registered Holder to effect a transfer of the within Warrant):

                  FOR VALUE  RECEIVED,____________________________________  does hereby soil, assign and transfer unto ______________________ a Warrant to purchase ___________ shares of Common Stock of QueryObject Systems Corporation ("Company") evidenced by the within and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:________________________


                                                 -------------------------------
                                                 Signature



                                                -------------------------------
                                                Print Name

                           NOTICE:  The  signature to his forth must  correspond
with the name as written upon the face of the within Warrant in emery particular without alteration or enlargement or any change whatsoever.